EXHIBIT 99.1


    FIRST SOUTHERN BANCSHARES ANNOUNCES TERMINATION OF CONSENT ORDER AND NEW
          AGREEMENT TO PROVIDE WRITTEN ASSURANCES TO BANKING REGULATORS


FLORENCE, Ala.--(BUSINESS WIRE)--July 30, 2004 - First Southern Bancshares, Inc. (OTCBB:FSTH - News; the "Company") the holding company for First Southern Bank (the "Bank"), announced today that the State Banking Department of the State of Alabama (the "Department") and the Federal Deposit Insurance Corporation (the "FDIC") have terminated the outstanding consent order that became effective March 25, 2002 (the "Order"). In lieu of the Order, the Bank and its Board of Directors have made certain written assurances to the Department and the FDIC in the form of a Memorandum of Understanding to address certain items requiring additional corrective action. The Bank and its directors have committed to take certain actions with respect to the Bank's management, earnings, asset quality, loan administration, and capital. Specifically, the Bank has agreed to maintain a Tier 1 Leverage Capital ratio of not less than 7 percent and not pay any dividends without the prior approval of the Department and the FDIC.

Management believes that the Bank is currently in compliance with the written assurances made to the Department. However, there is no certainty that the Bank will be successful in fully complying with these assurances in the future. Failure to comply could result in the regulators taking formal administrative action, such as a new consent order. The written assurances will remain in effect until modified, terminated, suspended, or set aside by the Department and the FDIC.

The Company is headquartered in Florence, Alabama, and the Bank operates through its main/executive office in Florence and two full-service offices in Killen and Muscle Shoals.

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" AS DEFINED UNDER THE FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS ASSUMPTIONS, RISKS AND UNCERTAINTIES BECAUSE OF THE POSSIBILITY OF CHANGES IN UNDERLYING FACTORS AND ASSUMPTIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS FOR A VARIETY OF FACTORS INCLUDING: THE ABILITY OF THE BANK TO COMPLY WITH THE REGULATORY REQUIREMENTS AND AGREEMENTS APPLICABLE TO IT; SHARP AND RAPID CHANGES IN INTEREST RATES; SIGNIFICANT CHANGES IN THE ECONOMIC SCENARIO FROM THE CURRENT ANTICIPATED SCENARIO WHICH COULD MATERIALLY CHANGE ANTICIPATED CREDIT QUALITY TRENDS AND THE ABILITY TO GENERATE LOANS; SIGNIFICANT DELAY IN OR INABILITY TO EXECUTE STRATEGIC INITIATIVES DESIGNED TO INCREASE CAPITAL, REDUCE NON-PERFORMING LOANS AND CLASSIFIED ASSETS, GROW REVENUES AND CONTROL EXPENSES; AND SIGNIFICANT CHANGES IN ACCOUNTING, TAX OR REGULATORY PRACTICES OR REQUIRE-MENTS. BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS PRESS RELEASE OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.

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CONTACT:

        First Southern Bancshares, Inc.
        Roderick V. Schlosser, (256) 718-4206